EXHIBIT 16.1

                              Malone & Bailey, PLLC
                        5444 Westheimer Rd., Suite 2080
                              Houston, Texas 77056
                              Office 713-840-1210





Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Perma-Tune Electronics, Inc. dated May 6, 2003, relating to Malone & Bailey, PLLC.

                                   /s/ Malone & Bailey, PLLC
                                   ----------------------------------------
                                   Malone & Bailey, PLLC
                                   Certified Public Accountants


Houston, Texas
May 6, 2003

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